Exhibit 99.1

CONTACT:	Mike Keim UNIVEST CORPORATION OF PENNSYLVANIA Chief Financial Officer 215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS THIRD QUARTER EARNINGS

SOUDERTON, Pa., October 23, 2013 – Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended September 30, 2013. Univest reported net income of $6.0 million or $0.36 diluted earnings per share for the quarter ended September 30, 2013, a 5% increase over the reported net income of $5.8 million or $0.34 diluted earnings per share for the quarter ended September 30, 2012. Net income for the nine months ended September 30, 2013 was $16.3 million or $0.97 diluted earnings per share, a 3% increase in net income compared to $15.8 million or $0.94 diluted earnings per share for the comparable period in the prior year.

Loans

Gross loans and leases increased $44.4 million or 3% from December 31, 2012 and $56.7 million or 4% from September 30, 2012. The growth in loans from the prior year-end and comparable quarter in 2012 occurred in commercial and residential real estate loans and equipment financing. While the longer-term economic outlook remains positive, short-term uncertainty over the direction of fiscal and monetary policy is restraining overall credit demand and the utilization of available credit lines by both businesses and consumers.

Deposits

Total deposits were up $23.7 million from December 31, 2012, mainly due to a product change for existing business and municipal customers which resulted in approximately $68.1 million of customer repurchase agreements, classified as borrowings, being transferred to interest-bearing demand deposits. This transfer was partially offset by a decrease in time deposits of $41.7 million. Total deposits grew $111.1 million from September 30, 2012, primarily due to an increase in demand deposits.

Net Interest Income and Margin

Net interest income increased $300 thousand or 2% to $18.3 million in the third quarter of 2013 compared to the third quarter of 2012. The net interest margin on a tax-equivalent basis for the third quarter of 2013 was 3.84%, consistent with the second quarter of 2013 and the third quarter of 2012. While the tax-equivalent yield on average interest-earning assets declined 16 basis points for the third quarter of 2013 compared to the same period in the prior year, the rate on interest-bearing liabilities was also down 20 basis points compared to the same period. The decline in rate on interest-bearing liabilities was attributable to Univest’s decision to redeem its trust preferred securities and terminate the related interest rate swap and an overall decline in rates paid on time and interest bearing deposits.

Net interest income of $54.4 million for the nine months ended September 30, 2013 was consistent with the same period in 2012. The net interest margin on a tax-equivalent basis for the nine months ended September 30, 2013 was 3.84% compared to 3.92% for the nine months ended September 30, 2012. The decline in the year-to-date net interest margin from the comparable period in the prior year was primarily due to the re-investment of maturing and called investment securities into lower yielding investments. In addition, lower rates on commercial and residential real estate loans due to re-pricing and the competitive environment contributed to the decline. Favorable re-pricing of savings accounts, customer repurchase agreements and certificates of deposit – along with maturities of higher yielding certificates of deposit – partially offset the decline in the year-to-date net interest margin.

Non-Interest Income

Non-interest income for the quarter ended September 30, 2013 was $13.2 million, an increase of $2.3 million or 22% from the comparable period in the prior year. Non-interest income for the nine months ended September 30, 2013 was $35.7 million, an increase of $5.8 million or 19% from the comparable period in the prior year. Insurance commission and fee income increased $384 thousand for the quarter and $1.4 million for the nine months ended September 30, 2013, primarily a result of the acquisitions of the John T. Fretz Insurance Agency, Inc. on May 1, 2013 and Javers Group on May 31, 2012. Investment advisory commission and fee income increased $186 thousand for the quarter and $1.1 million for the nine months ended September 30, 2013 as assets under supervision increased 16% over September 2012. The net gain on sales of securities increased $1.4 million for the quarter and $2.7 million for the nine months ended September, 30 2013. The net gain on sales of other real estate owned was $198 thousand for the quarter and $450 thousand for the nine months ended September 30, 2013. This compares favorably to a net loss on sales and write-downs of $621 thousand and $1.7 million, respectively, for the comparable periods in the prior year. Excess proceeds from bank owned life insurance death benefits of $1.1 million were recognized during the third quarter of 2013. On a year-to-date basis, $1.1 million in excess proceeds from bank owned life insurance death benefits were recognized in 2013 compared to $989 thousand for the same period in the prior year.

These favorable increases were partially offset by a $1.9 million loss on the termination of an interest rate swap during the second quarter of 2013, which was used as a hedge of trust preferred securities. In addition, the net gain on mortgage banking activities decreased $1.2 million for the quarter and $470 thousand for the nine months ended September 30, 2013. The increase in interest rates during the second quarter of 2013 contributed to a significant decline in refinance activity, reduced demand for new home purchases and lowered gain on sale margins. Mortgage banking originations declined 39% in the third quarter of 2013 from the second quarter of 2013 and the third quarter of 2012.

Non-Interest Expense

Non-interest expense for the third quarter of 2013 was $20.0 million, an increase of $930 thousand or 5% compared to the third quarter of 2012. Salaries and benefits expense increased $817 thousand primarily attributable to the Fretz acquisition and performance-based salary and incentive increases. Commission expense increased $142 thousand mainly due to increased production activity and revenues generated in our equipment finance, investment and insurance businesses partially offset by a decline in mortgage banking commissions.

Non-interest expense for the nine months ended September 30, 2013 was $59.5 million, an increase of $3.0 million or 5% from the comparable period in the prior year. Salaries and benefits expense increased $795 thousand primarily attributable to the Fretz and Javers acquisitions and performance-based salary and incentive increases. Commission expense increased $1.6 million mainly due to increased production activity and revenues generated in our equipment finance, investment and insurance businesses. Additionally, non-interest expense increased due to restructuring charges of $539 thousand recognized during the first quarter of 2013.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $24.0 million at September 30, 2013, from $32.1 million at December 31, 2012 and $30.5 million at September 30, 2012. The decrease in non-accrual loans from December 31, 2012 was mainly due to charge-offs, foreclosures and pay-downs exceeding additions to non-accrual loans. Net loan and lease charge-offs were $4.0 million during the third quarter of 2013, down from $5.6 million for the third quarter of 2012.

Non-accrual loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 1.57% at September 30, 2013, compared to 2.17% at December 31, 2012 and 2.07% at September 30, 2012.

The provision for loan and lease losses was $4.1 million for the third quarter of 2013, compared to $2.2 million for the quarter ended September 30, 2012. The provision for loan and lease losses was $9.6 million for the nine months ended September 30, 2013, compared to $7.7 million for the same period in the prior year. The increase in the loan and lease provision for both the third quarter of 2013 and nine months ended September 30, 2013 was primarily attributable to the intra-dependency of collateral and updated assessments of residential building lots securing loans to a common borrower. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.63% at September 30, 2013, compared to 1.67% at December 31, 2012 and 1.84% at September 30, 2012. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 103.59% at September 30, 2013, compared to 77.01% at December 31, 2012 and 97.03% at September 30, 2012.

Capital

Univest continues to remain well-capitalized at September 30, 2013. Total risk-based capital at September 30, 2013 was 13.73%, well in excess of the regulatory minimum for well capitalized status of 10%.

Share Repurchase Plans

During the quarter, Univest repurchased 395,000 shares of common stock at a cost of $7.4 million under its 2007 Board approved share repurchase program. At September 30, 2013, this share repurchase plan was substantially completed. Total shares outstanding at September 30, 2013 were 16,288,597.

On October 23, 2013, Univest’s Board of Directors approved a new share repurchase program for the repurchase of up to 800,000 shares, or approximately 5% of the shares outstanding.

Dividend

On August 16, 2013, Univest declared a quarterly cash dividend of $0.20 per share, payable on October 1, 2013. This represented a 4.21% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (UVSP) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester and Montgomery counties and the Lehigh Valley. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

September 30, 2013

(Dollars in thousands)

Balance Sheet (Period End)	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Assets	$2,252,996	$2,255,601	$2,263,036	$2,304,841	$2,232,081
Investment securities	462,573	485,460	508,751	499,579	515,256
Loans held for sale	3,489	3,609	3,606	4,530	6,146
Loans and leases held for investment, gross	1,526,241	1,499,993	1,487,375	1,481,862	1,469,511
Allowance for loan and lease losses	24,835	24,718	25,222	24,746	27,096
Loans and leases held for investment, net	1,501,406	1,475,275	1,462,153	1,457,116	1,442,415
Total deposits	1,889,046	1,873,051	1,814,610	1,865,333	1,777,930
Noninterest-bearing deposits	394,983	398,906	380,447	368,948	334,856
NOW, money market and savings	1,204,281	1,175,129	1,127,643	1,164,874	1,101,147
Time deposits	289,782	299,016	306,520	331,511	341,927
Borrowings	46,733	66,007	124,895	117,276	132,920
Shareholders’ equity	274,754	279,588	284,784	284,277	281,589

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12	09/30/13	09/30/12
Assets	$2,233,124	$2,251,298	$2,233,147	$2,264,863	$2,214,283	$2,238,914	$2,189,591
Investment securities	479,442	495,154	497,032	499,017	474,523	490,479	460,889
Loans and leases, gross	1,506,850	1,478,309	1,484,043	1,478,156	1,465,897	1,489,818	1,461,182
Deposits	1,875,578	1,812,100	1,790,108	1,823,707	1,771,454	1,825,491	1,740,847
Shareholders’ equity	280,245	284,491	285,558	286,980	280,172	283,412	277,630

Asset Quality Data (Period End)

	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$23,974	$25,207	$28,887	$32,132	$30,525
Accruing loans and leases 90 days or more past due	1,954	521	366	441	690
Accruing troubled debt restructured loans and leases	14,106	13,696	13,037	13,457	13,383
Other real estate owned	1,650	1,650	3,616	1,607	3,301
Nonperforming assets	41,684	41,074	45,906	47,637	47,899
Allowance for loan and lease losses	24,835	24,718	25,222	24,746	27,096
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.57%	1.68%	1.94%	2.17%	2.07%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	2.62%	2.63%	2.84%	3.11%	3.03%
Allowance for loan and lease losses / Loans and leases held for investment	1.63%	1.65%	1.70%	1.67%	1.84%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	103.59%	98.06%	87.31%	77.01%	97.03%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	62.03%	62.70%	59.64%	53.76%	64.52%

	For the three months ended,					For the nine months ended,
	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12	09/30/13	09/30/12
Net loan and lease charge-offs	$3,977	$3,950	$1,598	$4,732	$5,616	$9,525	$10,427
Net loan and lease charge-offs (annualized)/Average loans and leases	1.05%	1.07%	0.44%	1.27%	1.52%	0.85%	0.95%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

September 30, 2013

(Dollars in thousands, except per share data)

	For the three months ended,					For the nine months ended,
For the period:	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12	09/30/13	09/30/12
Interest income	$19,457	$19,461	$19,489	$19,988	$19,977	$58,407	$60,666
Interest expense	1,138	1,353	1,546	1,838	1,958	4,037	6,336

Net interest income	18,319	18,108	17,943	18,150	18,019	54,370	54,330
Provision for loan and lease losses	4,094	3,446	2,074	2,382	2,210	9,614	7,653

Net interest income after provision	14,225	14,662	15,869	15,768	15,809	44,756	46,677
Noninterest income:
Trust fee income	1,736	1,779	1,734	1,902	1,625	5,249	4,875
Service charges on deposit accounts	1,149	1,098	1,086	1,128	1,122	3,333	3,301
Investment advisory commission and fee income	1,536	1,811	1,701	1,407	1,350	5,048	3,956
Insurance commission and fee income	2,513	2,598	2,718	2,078	2,129	7,829	6,453
Bank owned life insurance income	1,555	413	504	365	463	2,472	2,305
Net gain on sales of investment securities	1,426	1,339	185	14	9	2,950	291
Net gain on mortgage banking activities	935	1,416	1,696	1,571	2,171	4,047	4,517
Net gain (loss) on sales and write downs of other real estate owned	198	252	—	(181)	(621)	450	(1,723)
Loss on termination of interest rate swap	—	(1,866)	—	—	—	(1,866)	—
Other income	2,154	2,151	1,851	2,094	2,613	6,156	5,907

Total noninterest income	13,202	10,991	11,475	10,378	10,861	35,668	29,882
Noninterest expense:
Salaries and benefits	9,761	9,359	9,860	9,121	8,944	28,980	28,185
Commissions	2,026	2,388	2,115	2,042	1,884	6,529	4,939
Premises and equipment	2,697	2,620	2,581	2,664	2,597	7,898	7,538
Deposit insurance premiums	381	400	392	410	406	1,173	1,279
Restructuring charges	(5)	—	539	—	—	534	—
Other expense	5,128	4,519	4,749	5,475	5,227	14,396	14,629

Total noninterest expense	19,988	19,286	20,236	19,712	19,058	59,510	56,570

Income before taxes	7,439	6,367	7,108	6,434	7,612	20,914	19,989
Income taxes	1,400	1,537	1,710	1,358	1,842	4,647	4,193

Net income	$6,039	$4,830	$5,398	$5,076	$5,770	$16,267	$15,796

Per common share data:
Book value per share	$16.87	$16.76	$16.99	$16.95	$16.80	$16.87	$16.80
Net income per share:
Basic	$0.36	$0.29	$0.32	$0.30	$0.34	$0.97	$0.94
Diluted	$0.36	$0.29	$0.32	$0.30	$0.34	$0.97	$0.94
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	16,657,916	16,696,362	16,788,152	16,765,199	16,760,080	16,713,666	16,759,836
Period end shares outstanding	16,288,597	16,683,009	16,762,695	16,770,232	16,765,126	16,288,597	16,765,126

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

September 30, 2013

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	09/30/13	06/30/13	03/31/13	12/31/12	09/30/12	09/30/13	09/30/12
Return on average assets	1.07%	0.86%	0.98%	0.89%	1.04%	0.97%	0.96%
Return on average shareholders’ equity	8.55%	6.81%	7.67%	7.04%	8.19%	7.67%	7.60%
Net interest margin (FTE)	3.84%	3.84%	3.83%	3.80%	3.84%	3.84%	3.92%
Efficiency ratio (1)	59.53%	63.24%	65.61%	65.93%	62.84%	62.70%	63.48%

Capitalization Ratios

Dividends declared to net income	55.24%	69.05%	62.21%	66.06%	58.09%	61.65%	63.67%
Shareholders’ equity to assets (Period End)	12.20%	12.40%	12.58%	12.33%	12.62%	12.20%	12.62%
Tangible common equity to tangible assets	9.55%	9.76%	10.08%	9.88%	10.12%	9.55%	10.12%

Regulatory Capital Ratios (Period End) (2)
Tier 1 leverage ratio	10.63%	10.61%	11.71%	11.47%	11.48%	10.63%	11.48%
Tier 1 risk-based capital ratio	12.47%	12.67%	14.10%	14.35%	14.07%	12.47%	14.07%
Total risk-based capital ratio	13.73%	13.95%	15.37%	15.62%	15.34%	13.73%	15.34%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.
(2)	In accordance with regulatory guidance, the trust preferred securities were removed from Tier 1 Capital at June 30, 2013.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Three Months Ended September 30,
Tax Equivalent Basis	2013			2012
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$30,842	$25	0.32%	$52,214	$45	0.34%
U.S. Government obligations	175,753	484	1.09	156,885	508	1.29
Obligations of state and political subdivisions	117,166	1,589	5.38	121,612	1,696	5.55
Other debt and equity securities	186,523	907	1.93	196,026	846	1.72

Total interest-earning deposits and investments	510,284	3,005	2.34	526,737	3,095	2.34

Commercial, financial, and agricultural loans	395,251	4,062	4.08	452,531	4,895	4.30
Real estate—commercial and construction loans	590,967	7,071	4.75	525,143	6,804	5.15
Real estate—residential loans	261,586	2,463	3.74	256,297	2,616	4.06
Loans to individuals	42,483	587	5.48	42,991	602	5.57
Municipal loans and leases	147,505	1,875	5.04	129,651	1,748	5.36
Lease financings	69,058	1,610	9.25	59,284	1,415	9.50

Gross loans and leases	1,506,850	17,668	4.65	1,465,897	18,080	4.91

Total interest-earning assets	2,017,134	20,673	4.07	1,992,634	21,175	4.23

Cash and due from banks	39,988			50,875
Reserve for loan and lease losses	(25,404)			(31,365)
Premises and equipment, net	33,157			34,002
Other assets	168,249			168,137

Total assets	$2,233,124			$2,214,283

Liabilities:
Interest-bearing checking deposits	$323,165	$46	0.06	$230,462	$40	0.07
Money market savings	306,937	73	0.09	331,425	121	0.15
Regular savings	545,134	80	0.06	514,205	187	0.14
Time deposits	294,844	920	1.24	348,675	1,276	1.46

Total time and interest-bearing deposits	1,470,080	1,119	0.30	1,424,767	1,624	0.45

Short-term borrowings	44,516	8	0.07	104,110	33	0.13
Subordinated notes and capital securities	1,569	11	2.78	21,732	301	5.51

Total borrowings	46,085	19	0.16	125,842	334	1.06

Total interest-bearing liabilities	1,516,165	1,138	0.30	1,550,609	1,958	0.50

Demand deposits, non-interest bearing	405,498			346,687
Accrued expenses and other liabilities	31,216			36,815

Total liabilities	1,952,879			1,934,111

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	64,866			61,327
Retained earnings and other equity	124,047			127,513

Total shareholders’ equity	280,245			280,172

Total liabilities and shareholders’ equity	$2,233,124			$2,214,283

Net interest income		$19,535			$19,217

Net interest spread			3.77			3.73
Effect of net interest-free funding sources			0.07			0.11%

Net interest margin			3.84%			3.84

Ratio of average interest-earning assets to average interest-bearing liabilities	133.04%			128.51%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2013 and 2012 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Nine Months Ended September 30,
Tax Equivalent Basis	2013			2012
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$37,730	$106	0.38%	$55,358	$121	0.29%
U.S. Government obligations	176,095	1,449	1.10	148,422	1,519	1.37
Obligations of state and political subdivisions	120,435	4,774	5.30	119,634	5,092	5.69
Other debt and equity securities	193,949	2,746	1.89	192,833	3,069	2.13

Total interest-earning deposits and investments	528,209	9,075	2.30	516,247	9,801	2.54

Commercial, financial, and agricultural loans	412,233	13,093	4.25	445,301	14,423	4.33
Real estate—commercial and construction loans	570,209	20,575	4.82	529,778	20,741	5.23
Real estate—residential loans	257,170	7,354	3.82	251,035	7,818	4.16
Loans to individuals	42,519	1,784	5.61	43,803	1,856	5.66
Municipal loans and leases	139,827	5,334	5.10	133,557	5,450	5.45
Lease financings	67,860	4,738	9.33	57,708	4,244	9.82

Gross loans and leases	1,489,818	52,878	4.75	1,461,182	54,532	4.99

Total interest-earning assets	2,018,027	61,953	4.10	1,977,429	64,333	4.35

Cash and due from banks	47,242			41,152
Reserve for loan and lease losses	(25,627)			(31,706)
Premises and equipment, net	32,938			34,231
Other assets	166,334			168,485

Total assets	$2,238,914			$2,189,591

Liabilities:
Interest-bearing checking deposits	$277,673	$119	0.06	$227,775	$138	0.08
Money market savings	318,406	231	0.10	317,390	391	0.16
Regular savings	538,764	234	0.06	505,451	634	0.17
Time deposits	307,134	2,930	1.28	371,056	3,968	1.43

Total time and interest-bearing deposits	1,441,977	3,514	0.33	1,421,672	5,131	0.48

Short-term borrowings	82,318	40	0.06	110,177	295	0.36
Long-term debt	—	—	—	146	4	3.66
Subordinated notes and capital securities	14,319	483	4.51	22,108	906	5.47

Total borrowings	96,637	523	0.72	132,431	1,205	1.22

Total interest-bearing liabilities	1,538,614	4,037	0.35	1,554,103	6,336	0.54

Demand deposits, non-interest bearing	383,514			319,176
Accrued expenses and other liabilities	33,374			38,682

Total liabilities	1,955,502			1,911,961

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	64,756			61,352
Retained earnings and other equity	127,324			124,946

Total shareholders’ equity	283,412			277,630

Total liabilities and shareholders’ equity	$2,238,914			$2,189,591

Net interest income		$57,916			$57,997

Net interest spread			3.75			3.81
Effect of net interest-free funding sources			0.09			0.11%

Net interest margin			3.84%			3.92

Ratio of average interest-earning assets to average interest-bearing liabilities	131.16%			127.24%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2013 and 2012 have been calculated using the Corporation’s federal applicable rate of 35.0%.